UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 1400 New York, NY 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 8.01. Other Events.

On January 4, 2024, Applied Therapeutics, Inc. (the “Company”) announced the topline results of the ARISE-HF Phase 3 trial of AT-001 (caficrestat) in patients with Diabetic Cardiomyopathy (DbCM) at high risk of progression to overt heart failure.

The primary endpoint of the study was stabilization or improvement in cardiac functional capacity as measured by Peak VO2 in patients treated with AT-001 1500mg twice daily (BID) as compared to placebo. The placebo-treated group declined by a mean of -0.31 ml/kg/min over 15 months of treatment, while the AT-001 1500mg BID group remained primarily stable, with a mean change of -0.01 ml/kg/min over 15 months. While a trend favored active treatment, the difference between active and placebo treated groups (0.30 ml/kg/min) was not statistically significant (p=0.210).

The ARISE-HF study evaluated the treatment effect of AT-001 as an add-on to diabetes standard of care therapies. Approximately 38% of study subjects were on SGLT2 or GLP-1 therapies for treatment of diabetes, while 62% were not. In a pre-specified subgroup analysis of the primary endpoint in patients not concomitantly treated with SGLT2 or GLP-1 therapies, the placebo group declined by a mean of -0.54 ml/kg/min, while the 1500mg BID AT-001 treated group improved by a mean of 0.08 ml/kg/min over 15 months of treatment, with a difference between groups of 0.62 ml/kg/min (p=0.040). Additionally, in this subgroup analysis, the number of patients who experienced a clinically significant worsening in cardiac functional capacity of 6% or more was substantially higher in the placebo group (46%) as compared to the 1500mg BID AT-001 treated group (32.7%), odds ratio 0.56 (p=0.035). A 6% change in cardiac functional capacity has been shown to predict long-term survival and hospitalization for heart failure. The effect of AT-001 was dose dependent, with the low dose (1000mg BID) demonstrating an intermediate effect between the high dose and placebo.

AT-001 was generally safe and well tolerated, with no substantial differences in serious adverse events between AT-001 treated groups as compared to placebo (14.3% placebo; 12.3% AT-001 1000mg BID; 17.3% AT-001 1500mg BID), no substantial differences in treatment emergent adverse events (79.1% placebo; 81.6% AT-001 1000mg BID; 81% AT-001 1500mg BID) and low incidence of treatment-related discontinuations (3.9% placebo; 9.6% AT-001 1000mg BID; 9.5% AT-001 1500mg BID).

Full study results will be presented at an upcoming medical conference, along with results of the Diabetic Peripheral Neuropathy sub-study, which are still being analyzed.

Given these encouraging results, the Company plans to focus on identifying an appropriate path forward through partnering in order to bring AT-001 to DbCM patients. Current resources are expected to be focused on the development, regulatory and commercial preparations for the govorestat rare disease program. The Company submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in December 2023 for govorestat for the treatment of Classic Galactosemia. The Marketing Authorization Application (MAA) was validated and accepted for review by the European Medicines Agency (EMA) in December 2023.

This report contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this report regarding the strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “plan,” “intend,” “predicts” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding the Company’s (i) plan to focus on identifying an appropriate path forward through partnering in order to bring AT-001 to DbCM patients and (ii) expectation for current resources to be focused on the development, regulatory and commercial preparations for the govorestat rare disease program. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved.

Such risks and uncertainties include, without limitation, (i) our plans to develop, market and commercialize our product candidates, (ii) the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs, (iii) our ability to take advantage of expedited regulatory pathways for any of our product candidates, (iv) our estimates regarding expenses, future revenue, capital requirements and needs for additional financing, (v) our ability to successfully acquire or license additional product candidates on reasonable terms and advance product candidates into, and successfully complete, clinical studies, (vi) our ability to maintain and establish collaborations or obtain additional funding, (vii) our ability to obtain and timing of regulatory approval of our current and future product candidates, (viii) the anticipated indications for our product candidates, if approved, (ix) our expectations regarding the potential market size and the rate and degree of market acceptance of such product candidates, (x) our ability to fund our working capital requirements and expectations regarding the sufficiency of our capital resources, (xi) the implementation of our business model and strategic plans for our business and product candidates, (xii) our intellectual property position and the duration of our patent rights, (xiii) developments or disputes concerning our intellectual property or other proprietary rights, (xiv) our expectations regarding government and third-party payor coverage and reimbursement, (xv) our ability to compete in the markets we serve, (xvi) the impact of government laws and regulations and liabilities thereunder, (xvii) developments relating to our competitors and our industry, (xviii) our ability to achieve the anticipated benefits from the agreements entered into in connection with our partnership with Advanz Pharma and (xiv) other factors that may impact our financial results. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this report, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this report are discussed in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: January 4, 2024	By:	/s/ Shoshana Shendelman
	Name:	Shoshana Shendelman
	Title:	President and Chief Executive Officer